
                                              EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                      Citigroup Global Markets Inc. and Citigroup Derivative Markets, Inc. are
                      a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o)

                      Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.



                      Date:  September 10, 2008


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Riqueza V. Feaster
                                              --------------------------------
                                              Name:  Riqueza V. Feaster
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Riqueza V. Feaster
                                              --------------------------------
                                               Name:  Riqueza V. Feaster
                                               Title: Assistant Secretary
